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Exhibit 10.1

FULL AND COMPLETE RELEASE

        Whereas, Steven J. Heyer ("Executive") and The Coca-Cola Company (the "Company") previously entered into an agreement titled "Terms of Employment between Steven J. Heyer and The Coca-Cola Company, March 2, 2001" (the "Terms of Employment");

        Whereas, as of the date of the execution of this Full and Complete Release (this "Agreement") by the parties, the Company does hereby deliver notice of its decision not to extend the Employment Period of Executive set forth in Section 2 of the Terms of Employment (the "Notice");

        Whereas, based on the Company's delivery of the Notice, Executive has determined that, effective December 30, 2004 or such earlier date as Executive and the Company's Chief Executive Officer may agree, he will terminate his employment for Good Reason, as defined in Section 16 of the Terms of Employment; and

        Whereas, the Executive has consulted with an attorney and has relied upon the advice of his attorney in signing this Agreement.

        Now, therefore, in consideration for payments and benefits provided by the Company as set forth in this Agreement and the Terms of Employment, including, but not limited to the payments described in Section 10 of the Terms of Employment, the sufficiency of which is hereby acknowledged, Executive and the Company agree as follows:

Full and Complete Release.

        Executive, for himself and his heirs, executors, administrators and assigns, does hereby knowingly and voluntarily release and forever discharge The Coca-Cola Company and its subsidiaries, affiliates, joint ventures, joint venture partners, and benefit plans, and their respective current and former directors, officers, administrators, trustees, employees, agents, and other representatives, from all debts, claims, actions, causes of action (including without limitation those arising under the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq.; and those federal, state, local, and foreign laws prohibiting employment discrimination based on age, sex, race, color, national origin, religion, disability, veteran or marital status, sexual orientation, or any other protected trait or characteristic, or retaliation for engaging in any protected activity, including without limitation the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended by the Older Workers Benefit Protection Act, P.L. 101-433; the Equal Pay Act of 1963, 9 U.S.C. § 206, et seq.; Title VII of The Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Civil Rights Act of 1991, 42 U.S.C. § 1981a; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 791 et seq.; the Family and Medical Leave Act of 1993, 28 U.S.C. §§ 2601 and 2611 et seq.; and comparable state, local, and foreign causes of action, whether statutory or common law), suits, dues, sums of money, accounts, reckonings, covenants, contracts, claims for costs or attorneys' fees, controversies, agreements, promises, and all liabilities of any kind or nature whatsoever, at law, in equity, or otherwise, KNOWN OR UNKNOWN, fixed or contingent, which he ever had, now has, or may have, or which he, his heirs, executors, administrators or assigns hereafter can, shall, or may have, from the beginning of time through the date on which he signs this Agreement, including without limitation those arising out of or related to his employment or separation from employment with the Company (collectively the "Released Claims"), provided nothing herein releases the Company from its obligations under the Terms of Employment or this Agreement, or releases any vested and accrued benefits to which Executive is entitled or any rights which by law cannot be released.

        Executive fully understands and agrees that:

  1.
  no rights or claims are released or waived that may arise after the date Executive signs this Agreement;

  2.
  Executive is advised to consult with an attorney before signing this Agreement;

  3.
  Executive has 21 days from receipt of this Agreement within which to consider whether to sign it;

  4.
  Executive has seven days following his execution of this Agreement to revoke the Agreement; and

  5.
  this Agreement shall be effective on the date hereof, but Executive shall not have the right to enforce this Agreement until the revocation period of seven days has expired without any such revocation.

        Executive additionally understands and agrees that this Agreement is not and shall not be construed to be an admission of liability of any kind on the part of the Company or any of the other persons or entities hereby released.

Release of Claims Against Executive.

        The Company does hereby knowingly and voluntarily release and forever discharge the Executive from all debts, claims, actions, causes of action, suits, dues, sums of money, accounts, reckonings, covenants, contracts, claims for costs or attorneys' fees, controversies, agreements, promises, and all liabilities of any kind or nature whatsoever, at law, in equity, or otherwise, KNOWN OR UNKNOWN, fixed or contingent, which it ever had, now has, or may have, or which it hereafter can, shall, or may have, from the beginning of time through the date on which it signs this Agreement, including without limitation those arising out of or related to Executive's employment or separation from employment with the Company, provided nothing herein precludes the Company from enforcing its rights under this Agreement, the Terms of Employment or its rights related to taxes, advances or reimbursement of expenses arising in the course of Executive's employment relationship with the Company.

Future Cooperation.

        Executive covenants and agrees that he shall reasonably cooperate with and serve in any capacity requested by the Company in any pending or future matters, including without limitation any litigation, investigation, or other dispute, in which he, by virtue of his employment with the Company, has relevant knowledge or information, including, but not limited to (i) meeting with representatives of the Company to provide truthful information regarding his knowledge, (ii) acting as the Company's representative, and (iii) providing, in any jurisdiction in which the Company requests, truthful testimony relevant to said matter. The Company shall reimburse Executive for all of Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses and attorneys' fees.

Indemnification.

        Nothing in this Agreement shall affect any rights Executive may have under Article VII of the Company's by-laws in effect as of the date of this Agreement, any written agreement between the Company and Executive or under applicable law.

Nondisparagement.

        Executive will not disparage the Company, its customers or suppliers or the Company's directors, officers, or employees ("Representatives"). The Company and its Representatives will not disparage Executive. "Disparagement" means a negative oral or written statement that can be accurately demonstrated in fact to be attributable to (i) Executive or (ii) the Company or its Representatives (as applicable). Notwithstanding the foregoing, (i) no statement made by either party in the context of any legal or regulatory proceeding shall be deemed to violate the foregoing provisions, and (ii) subject to (i), all communication relating to the termination of Executive's employment with the Company shall be consistent with the press release of the date hereof.

Effect of Agreement.

        The Company acknowledges that this Agreement constitutes Executive's notice of resignation for Good Reason under the Terms of Employment and, accordingly, in the event Executive's employment shall terminate for any reason prior to December 30, 2004 (other than a voluntary resignation by Executive effective prior to such date to which the Chief Executive Officer of the Company has not consented), Executive shall receive all payments and other benefits to which Executive is entitled under the Terms of Employment in connection with a termination of employment for Good Reason.

Complete Agreement.

        This Agreement and the Terms of Employment are the complete understanding between Executive and the Company in respect of the subject matter of this Agreement and, with the exception of any prior agreement Executive has signed or made with the Company regarding trade secrets, confidential information, or intellectual property, supersede all prior agreements relating to the same subject matter. In signing this Agreement, Executive has not relied upon any representations, promises or agreements of any kind except those set forth herein and in the Terms of Employment.

Severability.

        In the event that any provision of this Agreement should be held to be invalid or unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Agreement to be upheld and enforced to the maximum extent permitted by law.

Governing Law.

        This Agreement is to be governed and enforced under the laws of the State of Delaware (except to the extent that Delaware conflicts of law rules would call for the application of the law of another jurisdiction).

Successors and Assigns.

        This Agreement is binding upon and inures to the benefit of the Company and its successors and assigns.

Amendment/Waiver.

        No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

Acknowledgment.

        Executive has carefully read this Agreement, fully understands each of its terms and conditions, and intends to abide by this Agreement in every respect. As such, Executive knowingly and voluntarily signs this Agreement.

Executive
/s/ STEVEN J. HEYER Steven J. Heyer
Date:	6/8/04
The Coca-Cola Company
/s/ DEVAL L. PATRICK Deval L. Patrick Executive Vice President, General Counsel and Corporate Secretary
Date:	6/8/04

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  Exhibit 10.1
FULL AND COMPLETE RELEASE